    As filed with the Securities and Exchange Commission on January 20, 2000
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  INTERVU INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                   33-0680870
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

                                   ----------

                         6815 FLANDERS DRIVE, SUITE 150
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 623-8400
               (Address of principal executive offices, including
                         zip code, and telephone number)

                   THE 1998 STOCK OPTION PLAN OF INTERVU INC.

                            (Full title of the plan)

                                   ----------

                                                                                    Copies to:
                     HARRY E. GRUBER
                 CHIEF EXECUTIVE OFFICER                                       SCOTT N. WOLFE, ESQ.
                       INTERVU INC.                                              LATHAM & WATKINS
              6815 FLANDERS DRIVE, SUITE 150                                701 "B" STREET, SUITE 2100
               SAN DIEGO, CALIFORNIA 92121                                 SAN DIEGO, CALIFORNIA 92101
                      (858) 623-8400                                              (619) 236-1234
(Name, address, including zip code, and telephone number,
        including area code, of agent for service)

                              CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                                    Proposed Maximum
                                           Amount           Proposed Maximum           Aggregate           Amount of
        Title of Securities                 to be            Offering Price             Offering         Registration
          to be Registered            Registered(1)(2)         Per Share                  Price               Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value             1,000,000         $20.875 - $109.625(3)     $60,892,818.76       $16,075.70

---------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement on Form S-8 covers 1,000,000 additional shares of common stock ("Common Stock") available for issuance under The 1998 Stock Option Plan of InterVU Inc. (the "Plan"), pursuant to an amendment of the Plan approved by the stockholders of the registrant on October 20, 1999. The Plan authorizes the issuance of a maximum of 3,000,000 shares of Common Stock. However, the offer and sale of 2,000,000 shares of Common Stock under the Plan, which have been or may be issued upon exercise of options under such plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-61853.
(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant's outstanding shares of Common Stock.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Plan and (b) the average of the high and low sales prices of the registrant's common stock on January 18, 2000, as reported on the Nasdaq National Market, for shares issuable upon exercise of options not yet granted under the Plan. The following chart shows the calculation of the registration fee:

                                                                  Offering
                                                  Number          Price per          Aggregate
               Type of Shares                   of Shares          Share           Offering Price
               --------------                   ---------          -----           --------------
Common Stock issuable pursuant to                 15,000       $      28.6250      $   429,375.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  4,500       $      29.9375      $   134,718.75
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                256,793       $      33.1250      $ 8,506,268.13
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 20,000       $      37.1250      $   742,500.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 22,000       $      37.7500      $   830,500.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 34,000       $      37.8125      $ 1,285,625.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  6,500       $      39.0000      $   253,500.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  8,000       $      39.5000      $   316,000.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 45,000       $      40.0000      $ 1,800,000.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 37,900       $      43.5000      $ 1,648,650.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  4,500       $      45.5000      $   204,750.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 10,000       $      47.5625      $   475,625.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  5,500       $      50.0000      $   275,000.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                    550       $      51.1250      $    28,118.75
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 77,600       $      53.8125      $ 4,175,850.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  5,000       $      54.0000      $   270,000.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 13,800       $      57.5625      $   794,362.50
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 11,300       $      62.0625      $   701,306.25
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  4,800       $      62.6875      $   300,900.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                    800       $      63.0000      $    50,400.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  3,000       $      63.1250      $   189,375.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  9,000       $      64.5000      $   580,500.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  6,800       $      64.7500      $   440,300.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                    400       $      68.0000      $    27,200.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  9,000       $      69.6875      $   627,187.50
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  6,000       $      71.1250      $   426,750.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 11,000       $      73.8750      $   812,625.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  5,000       $      77.5000      $   387,500.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  4,500       $      79.0000      $   355,500.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 23,500       $      82.5000      $ 1,938,750.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  7,000       $      95.0625      $   665,437.50
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                 16,500       $      97.4688      $ 1,608,235.20
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  4,500       $      97.7500      $   439,875.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock issuable pursuant to                  1,000       $     109.6250      $   109,625.00
outstanding options under The 1998 Stock
Option Plan of InterVU Inc.
Common Stock available for grant under The       309,257       $      93.9688      $29,060,509.18
1998 Stock Option Plan of InterVU Inc.

================================================================================

        This Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,000 shares of common stock of InterVU Inc. (the "Company") for issuance under The 1998 Stock Option Plan of InterVU Inc. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement File No. 333-61853 are hereby incorporated by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Company hereby incorporates the following documents in this Registration Statement by reference:

        1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission (the "Commission") on March 30, 1999;

        2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999;

        3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Commission on August 16, 1999;

        4. Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999;

        5. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the Annual Report on Form 10-K; and

        6. The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 20, 1996.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.


5.1     Opinion of Latham & Watkins.

23.1    Consent of Ernst & Young LLP, Independent Accountants.

23.2    Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1    Power of Attorney (included on signature page hereto).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 20, 2000.

                                            InterVU Inc.


                                            By: /s/  HARRY E. GRUBER
                                                ------------------------
                                                Harry E. Gruber
                                                Chief Executive Officer and
                                                Chairman of the Board


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harry E. Gruber his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                               Title                      Date
               ---------                               -----                      ----
     /s/  HARRY E. GRUBER                Chairman of the Board and Chief   January 20, 2000
------------------------------------     Executive Officer (Principal
          Harry E. Gruber                Executive Officer)


     /s/  KENNETH L. RUGGIERO            Vice President and Chief          January 20, 2000
------------------------------------     Financial Officer (Principal
          Kenneth L. Ruggiero            Financial Officer and Principal
                                         Accounting Officer)


     /s/  EDWARD DAVID                   Director                          January 20, 2000
------------------------------------
          Edward David

     /s/  MARK DOWLEY                    Director                          January 20, 2000
------------------------------------
          Mark Dowley

     /s/  ALAN Z. SENTER                 Director                          January 20, 2000
------------------------------------
          Alan Z. Senter

     /s/  J. WILLIAM GRIMES              Vice Chairman                     January 20, 2000
------------------------------------
          J. William Grimes

     /s/  ISAAC WILLIS                   Director                          January 20, 2000
------------------------------------
          Isaac Willis

                                  EXHIBIT INDEX

EXHIBIT
-------
5.1           Opinion of Latham & Watkins.*

23.1          Consent of Ernst & Young LLP, Independent Accountants.*

23.2          Consent of Latham & Watkins (included in Exhibit 5.1 hereto).*

24.1          Power of Attorney (included on signature page hereto).*

-----------------------

* Filed herewith.